Exhibit 99.1

Brownie’s Marine Group Announces BLU3’s shipment of it’s 1,000th Nemo

Pompano Beach, Florida, November 23, 2020 — Brownies Marine Group, Inc. (OTCQB: BWMG), a leading developer, manufacturer and distributor of tankless dive equipment and high pressure air and industrial compressors in the marine industry, announces today that its wholly owned subsidiary, BLU3, Inc. shipped their 1,000th Nemo. The Nemo is the next generation electric surface supplied air diving system launched in Q4, 2019.

“It’s exciting to see something you have worked so hard on gain acceptance worldwide, and with the 1,000th unit on its way to Australia we are excited to be introducing Nemo diving to a new consumer base.” Says Blake Carmichael, CEO of BLU3, Inc. “We are working hard to build a brand that promotes the diving industry in an environmentally friendly manner, and look towards our next iteration, Nomad, to take consumers deeper while remaining very portable. Our goal is to have Nomad in production by Q3, 2021”

With the expanding BLU3 product line leading into the Brownie’s Third Lung product line, Brownie’s Marine Group will be able to offer the consumer the full vertical integration of the diving experience. Both companies will continue to innovate, and look to make our products intriguing for the consumer as well as environmentally friendly.

Chris Constable, CEO states, “We are excited for the future for Blake and his team at BLU3, their hard work is coming to fruition and their innovations will drive innovation within the entire Brownie family line of products. Their segment of the business is a key link in creating further value to our stockholders.”

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., is the parent company to a family of innovative brands with a unique concentration in the industrial and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has three subsidiaries: Trebor Industries, Inc., founded in 1981, dba as “Brownie’s Third Lung”; BLU3, Inc.; and Brownie’s High-Pressure Services, Inc., dba LW Americas. The Company is headquartered in Pompano Beach, Florida.

For more information, visit: www.BrowniesMarineGroup.com.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2020 and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.

Contact Information: (954)-462-5570

investors@browniesmarinegroup.com